Exhibit 99.1

AMERICREDIT CORP.

DEFERRED COMPENSATION PLAN II

EFFECTIVE JANUARY 1, 2005

AMERICREDIT CORP.

DEFERRED COMPENSATION PLAN II

8.4	Unforeseeable Emergency	11
8.5	Disability Payments	12
8.6	Death Benefits	12
8.7	Special Tax Payment	12
8.8	Acceleration of Distributions	12
8.9	Modification of Elections	12
8.10	Forfeiture Of Non-Vested Amounts	12
8.11	Source of Distribution	13

ARTICLE 9 - DESIGNATION OF BENEFICIARIES		13
9.1	Designation by Participant	13
9.2	Lack of Designation	13

ARTICLE 10 - AMENDMENT AND TERMINATION		13

ARTICLE 11 - GENERAL PROVISIONS		13
11.1	No Assignment	14
11.2	Incapacity	14
11.3	Claims Procedure	14
11.4	No Guaranty of Deferral	14
11.5	Communications by and Information from, Participant	15
11.6	No Rights Implied	15
11.7	Communications by Committee or Employer	15
11.8	Interpretations and Adjustments	15
11.9	No Liability for Good Faith Determinations	16
11.10	No Employment Rights	16
11.11	Withholding of Taxes	16
11.12	Waivers	16
11.13	Records	16
11.14	Securities Laws	16
11.15	Severability	16
11.16	Captions and Gender	16
11.17	Choice of Law	17
11.18	Relationship To Other Plans	17
11.19	Transfers from Other Plan or Arrangement	17
11.20	Transfer to Other Plan or Arrangement	17
11.21	Effective Date and Termination Date	17

AMERICREDIT CORP.

DEFERRED COMPENSATION PLAN II

ARTICLE 1 - INTRODUCTION AND PURPOSE

AmeriCredit Corp. hereby establishes the AmeriCredit Corp. Deferred Compensation Plan II to give a select group of management or highly compensated employees the opportunity to defer a portion of their compensation and possibly receive deferred employer contributions. For purposes of the Code, the Employer intends the Plan to satisfy the requirements of Code Section 409A to be an unfunded, unsecured promise to pay on the part of the Employer. For purposes of ERISA, the Employer intends the Plan to be an unfunded plan solely for the benefit of a select group of management or highly compensated employees of the Employer for the purpose of qualifying the Plan for the “top hat” plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

ARTICLE 2 - DEFINITIONS

2.1 “Account” shall mean, collectively, the Compensation Deferral Account and Employer Account, for each Participant. Without limitation, all Accounts established under the Plan shall be bookkeeping entries only and shall be utilized solely as a device, for the measurement and determination of Benefits.

2.2 “Beneficiary” shall mean the person(s), entity or entities designated or deemed designation by the Participant as the beneficiary of his Benefit.

2.3 “Benefit” shall mean, collectively, the Vested amount credited to each of a Participant’s Accounts at the time of reference.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Bonus” shall mean amount of compensation paid by an Employer which is not regular salary, wages or commissions, and which the Committee designates as a Bonus.

2.6 “Business Day” shall mean a day on which the New York Stock Exchange is operating.

2.7 “Change in Control” shall mean the first to occur of the following:

(a) any one person, or more than one person acting as a group (as determined under Regulation Section 1.280G-1, Q&A 28, paragraph (e)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 20 percent or more of the total voting stock of the Company, except to the extent such occurrence would not be treated by the Company as a Change in Control for purposes of Code Section 280G;

(b) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election except to the extent such occurrence would not be treated by the Company as a Change in Control for purposes of Code Section 280G;

(c) any one person, or more than one person acting as a group (as determined under Regulation Section 1.280G-1, Q&A 29, paragraph (c)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of equal to or more than one-third of the total gross fair market value of all of the assets of the corporation immediately prior to the acquisition or acquisitions, with gross fair market value being determined without regard to any liabilities associated with such assets;

(d) any one person, or more than one person acting as a group (as determined under Regulation Section 1.280G-1, Q&A 27, paragraph (b)) acquires ownership of the stock of the Company that, together with stock held by such person or group, has more than 50% of the total fair market value or total voting power of the stock of the Company;

(e) the liquidation or dissolution of the Company;

(f) any other event that would be regarded by the Department of Treasury as a “change of control” for purposes of Code Section 409A.

Paragraphs (a) through (d) of this definition shall be interpreted in a manner consistent with Code Section 280G and the regulations thereunder.

2.8 “Committee” means the Stock Option/Compensation Committee, or such other committee, appointed by the Board, or an authorized representative of the Board, which is responsible for the administration of the Plan in accordance with Article 3.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or sections of the Code includes reference to any comparable or succeeding provisions of any legislations that amends, supplements or replaces such section or subsection.

2.10 “Company” shall mean AmeriCredit Corp., and its successors and assigns.

2.11 “Compensation” shall mean, collectively, Salary and Bonus, except that where it shall be appropriate to refer to a particular kind of compensation, referral shall be to whichever of Bonus or Salary is appropriate.

2.12 “Compensation Deferral Contributions” shall mean the amounts described in Article 4.1.

2.13 “Compensation Deferral Account” shall mean the amount credited under the Plan as a result of the Participant’s Compensation Deferral Contributions, and appropriate adjustments as provided herein.

2.14 “Contributions” shall mean, collectively, the Compensation Deferral Contributions and the Employer Contributions, with respect to each Participant, except that when it shall be appropriate to refer to a particular Contribution, reference shall be to that Contribution.

2.15 “Designated Subsidiary” shall mean any Subsidiary that has adopted the Plan.

2.16 “Disabled” or “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Committee has the sole responsibility to determine if the Participant is disabled.

2.17 “Earnings” shall mean the amounts notationally credited or debited to a Participant’s Account (including, without limitation, unrealized appreciation or depreciation), as determined by the Committee.

2.18 “Effective Date” shall mean January 1, 2005.

2.19 “Election Form” “Election” and similar, shall mean the participation election forms as approved and prescribed by the Committee from time to time.

2.20 “Eligible Individual” shall mean an Employee who is (i) a member of a select group of management or highly compensated employees and (ii) designated by the Committee as eligible to participate in the Plan.

2.21 “Employee” shall mean a common law employee of the Employer.

2.22 “Employer” shall mean, collectively, the Company and each of its Designated Subsidiaries.

2.23 “Employer Contribution” shall mean the amount credited under the Plan by an Employer to a Participant which has not been credited as a direct result of the Participant’s Election; provided, further that an Employer Contribution will be deemed made hereunder on the date that written notice thereof is delivered to the Participant of reference.

2.24 “Employer Account” shall mean the account maintained for each Participant who has received an Employer Contribution, and which will reflect the amount of such Employer Contribution and appropriate adjustments as provided herein.

2.25 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements, or replaces such section or subsection.

2.26 “Hour of Service” shall mean an hour of service as defined under the Savings Plan.

2.27 “Installment Payment” shall mean an annual distribution, in cash, of the Participant’s Benefit over a period of years as provided for in Section 8.2.

2.28 “Investment Date” shall mean each date as of which a Participant’s Investment Direction is implemented, and shall be determined in accordance with the rules and regulations of the Committee.

2.29 “Key Employee” means a person described in Code Section 416(i). The determination whether an individual is a Key Employee shall be made at the time of deferral, rather than the time of distribution.

2.30 “Lump Sum” shall mean a single distribution, in cash, of a Participant’s Benefit.

2.31 “Normal Retirement Date” shall mean the later of (i) age 65, and (ii) the 10th anniversary of the Participant’s Separation from Service.

2.32 “Participant” shall mean an Eligible Individual who participates in the Plan pursuant to Section Three.

2.33 “Plan” shall mean the AmeriCredit Corp. Deferred Compensation Plan II, as set forth in this document and subsequent amendments.

2.34 “Plan Year” shall mean the calendar year.

2.35 “Salary” shall mean Participant’s regular salary, wages, and commissions paid by an Employer, but excluding Bonuses, expense reimbursements and fringe benefits.

2.36 “Savings Plan” shall mean the AmeriCredit Corp. Employees’ 401(k) Plan, as amended from time to time.

2.37 “Separates from Service” or “Separation” or similar shall mean a Participant’s termination of employment with an Employer for any reason (excluding death or disability).

2.38 “Subsidiary” shall mean a corporation, company or other entity, domestic or foreign, (i) 50% or more of whose total combined voting power of all classes of stock are held by the Company or another Subsidiary, whether or not such corporation or other entity now exists or is hereafter organized or acquired by the Company or another Subsidiary or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, unincorporated joint venture or association, limited liability company or trust) but 50% or more of whose ownership interest representing the right generally to make decisions for such other entity is now or hereafter owned or controlled, directly or indirectly by the Company.

2.39 “Trust” shall mean grantor trust established between the Company and the Trustee named in the Trust, which substantially conforms to the model rabbi trust provided in section 5 of the Internal Revenue Service’s Revenue Procedure 92-64, 1992-2 C.B. 422, or corresponding provision of any successor revenue procedure.

2.40 “Trustee” shall mean the person or entity appointed to serve as Trustee of the Trust, if any, at the time of reference.

2.41 “Vest,” “Vested” or “Vesting” or similar, shall mean the portion of a Participant’s Employer Account which is nonforfeitable at the time of reference.

2.42 “Year of Vesting Service” shall mean a year of vesting service as determined under the Savings Plan.

ARTICLE 3 - ADMINISTRATION

3.1 Appointment of Committee. The Board has appointed or shall appoint the Committee.

3.2 Employer Duties. An Employer shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control that is necessary or required by the Committee to perform its duties and functions under the Plan.

3.3 Authority of Committee. The Committee shall have the exclusive authority and responsibility for administering the Plan. All exercises of authority by the Committee under the Plan shall be final, conclusive and binding, unless found by a court of competent jurisdiction to be arbitrary and capricious.

3.4 Powers of Committee and Company. The Committee shall have all powers and discretion as may be necessary to discharge its duties and responsibilities under the Plan. The Committee has the exclusive authority to interpret and construe the Plan and decide all questions that arise under the Plan whether of law or of fact, or mixed questions of law and of fact. The day-to-day administration of the Plan may be delegated by the Committee to the Human Resources Department of the Company or such other department or departments of the Company as may be necessary, desirable or beneficial in the discretion of the Committee. The Committee may engage agents to assist it and may engage legal counsel, who may be counsel for the Company. Neither the Committee nor Company will be responsible for any action taken or not taken on the advice of such counsel. No member of the Committee shall act, vote upon or otherwise influence any matter involving his own rights, benefits or other participation under the Plan.

3.5 Indemnification. The Committee and the individuals who may act to fulfill the responsibilities of the Committee shall be indemnified by the Company to the fullest extent permitted by law against any and all liabilities arising by reason of any act, or failure to act, pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating to the Plan, even if the same is judicially determined to be due to such individual’s negligence, but not when the same is judicially determined to be due to the gross negligence or willful misconduct of such individual. The indemnification obligation is supplemental to and does not reduce, any other indemnity or insurance available to members of the Committee, whether under the Company’s charter documents, applicable corporate law obligations of third parties or otherwise.

3.6 Bond and Expenses. The Committee shall serve without bond unless state or federal statutes require otherwise, in which event the Company shall pay the premium. The expenses of the Committee shall be paid by the Company. Such expenses shall include all expenses incident to the functioning of the Committee, including, litigation costs, fees of accountants, counsel and other specialists and other costs of administering the Plan.

3.7 Reliance. In administering the Plan, the Committee shall be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, legal counsel or other experts employed or engaged by the Committee.

3.8 Meetings. The Committee shall hold meetings upon such notice and at such place or places and at such intervals as it may from time to time determine; provided, however, that a meeting shall also be held upon written notice of at least ten Business Days by any member of the Committee.

3.9 Quorum. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by a vote of a majority of those present at a meeting of the Committee or without a meeting by an instrument in writing signed by a majority of the members of the Committee.

3.10 Fiduciary Status. Neither the Committee nor its individual members shall be deemed to be a fiduciary with respect to the Plan.

3.11 Compensation. Members of the Committee who are employees of the Company or a Designated Subsidiary shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee may receive such reasonable compensation for their services as may be authorized from time to time by the Board and, except as otherwise provided in this Article, shall be entitled to receive their reasonable expenses incurred in administering the Plan.

3.12 Reporting. The Committee shall or shall cause the Company to, in accordance with Code Section 409A, report annually to the Internal Revenue Service the amounts deferred by Participants under the Plan.

ARTICLE 4 - PARTICIPATION

4.1 Eligibility. An Eligible Individual will become a Participant by filing a timely Election Form and deferring a portion of his Compensation, and thereafter will remain a Participant until his or her participation terminates as set forth in Section 4.2. Being designated as an Eligible Individual for one Plan Year does not entitle such Employee to continued status as an Eligible Individual for subsequent Plan Years, but such person will remain an Eligible Individual until his participation is terminated pursuant to Section 4.2 and, following such removal, such Employee shall not be eligible to make any additional deferral or receive any additional Employer Contribution.

4.2 Termination of Participation. Once an individual becomes a Participant, he shall remain a Participant until the earlier of (i) the date a determination is made by the Company or Designated Subsidiary that a Participant ceases to be one of the select group of management or highly compensated employees within the meaning of Section 201(2), 301(a)((3), and 401(a)(1) of ERISA and (ii) until he receives all of the benefits to which he is entitled hereunder. The Account of a Participant described in (i) above, to the extent vested, shall, to the extent permissible under Code Section 409A, be distributed to the Participant in accordance with the provisions in Article 8.

ARTICLE 5 - CONTRIBUTIONS

5.1 Compensation Deferral Contributions. An Employee, who is an Eligible Individual, may Elect to defer (i) the percentage or dollar amounts of his Salary authorized by the Committee (but not less than the lesser of 2% or $250 per pay period) for the portion of the Plan Year commencing with the payroll period in which such deferral first takes effect, and (ii) any percentage, but not less than a percentage amount equal to $2,500, of any Bonus, in each case by the filing of an Election Form with the Committee. An election to defer Compensation under this Section 5.1 shall be made in accordance with the requirements and procedures established by the Committee or the Company’s Human Resources Department. Elections to defer Salary and Bonuses, other than certain performance-based compensation hereunder must be made prior to the taxable year in which the services are performed, other than for new Employees who will have a 30 day period commencing on the date they first perform one Hour of Service with the Company or a Designated Subsidiary within which to make an initial Compensation Deferral Contribution, which Election shall apply only to post deferral Compensation. With respect to “performance-based compensation,-” which shall have the same meaning as under Code Section 409A and Department of Treasury guidance, where the performance period is 12 months or more, an election to defer may be made up to the six months prior to the end of the service period.

5.2 Crediting of Compensation Deferral Contributions. The amount of a Participant’s Compensation Deferral Contributions will be deducted (i) from a Participant’s Salary on each payroll date during the period of reference, and (ii) from a Participant’s Bonus on the date it otherwise would be paid. The portion of the Compensation Deferral Contribution amount which is deducted from Salary shall be credited to the Participant’s Compensation Deferral Account as soon as reasonably possible following the payroll date on which deducted; and, regardless of the date designated by the Committee as of which the Bonus is earned, the full amount of the Compensation Deferral Contribution to be deducted from the Bonus shall be credited to the Participant’s Compensation Deferral Account as soon as reasonably possibly following the date the nondeferred portion of the Bonus actually is (or if 100% of the Bonus is deferred, would have been) paid.

5.3 Employer Contributions. The Committee may in its sole discretion (but shall have no obligation to) at any time, credit a specific amount of Employer Contributions to one or more Participants.

5.4 Pourover Contributions. To the extent permitted under Code Section 409A and regulations thereunder, the Committee shall implement such rules and procedures that will allow those Participant’s contributions that cannot be contributed to the Savings Plan to be contributed to the Plan.

ARTICLE 6 - PARTICIPANT’S ACCOUNTS AND INVESTMENTS

6.1 Accounts. The Committee shall establish an Account for each Participant reflecting Compensation Deferral Contributions and Employer Contributions made for the Participant’s benefit together with any adjustment for income, gain or loss and any payments from the Account. As of the last business day of each calendar quarter, the Committee shall provide the Participant with an electronic, on line statement, or a hard copy statement delivered within a reasonable amount of time, of his Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

6.2 Investments. Each Participant shall be entitled to direct the manner in which such Participant’s Account shall be deemed to be invested among any of the investment choices selected by the Committee. A Participant who fails to elect any specific investment option shall be deemed to have elected the money market fund option. The investment direction of amounts contributed to the Plan during a particular Plan Year may differ from the investment directions applicable to amounts contributed in prior or subsequent Plan Years. A Participant may change his investment allocation in whole percentages on any Business Day. A Participant’s election of or change with respect to his investment options shall be made in accordance with the procedures established by the Committee or the Company’s Human Resources Department. The Committee reserves the right to add or remove investment options in its sole discretion.

Net investment earnings credited to a Participant’s Account shall be the net investment return (which may be negative) of the applicable investment options chosen by the Participant. Investment returns are valued on a daily basis.

ARTICLE 7 - VESTING

7.1 Compensation Deferral Account. Participant shall always be 100% Vested in the amounts credited to his Compensation Deferral Account.

7.2 Employer Account. Each Participant shall Vest in each Employer Contribution at the time(s) and in the manner as he or she would vest under the Saving Plan, provided, however, that notwithstanding the foregoing, the Committee may provide in writing a different vesting schedule for any Participant’s Employer Contribution Account as set forth in a written notice delivered to the Participant of reference within 60 days of crediting such amount to his Employer Account and, in the absence of delivery of such written notice, then the Participant shall vest at the time and in the manner he or she would vest under the Savings Plan.

Notwithstanding any other provision in the Plan, a Participant’s Employer Account will become 100% Vested upon the date of the earliest of (i) the Participant’s Separation due to death, Disability, or retirement at or after age 65; or (ii) a Change in Control.

ARTICLE 8 - DISTRIBUTION OF BENEFIT

8.1 Form and Timing of Distribution. At the date of a Participant’s Separation from Service, unless he or she has an Election in effect providing for a distribution at a specified time or pursuant to a fixed schedule (as defined in IRS guidance) distribution or providing for installment distributions, he or she automatically shall receive a Lump Sum distribution of his Benefit as soon as reasonably possible (not to exceed 60 days) following such Separation, provided, however, that notwithstanding the foregoing, if such Participant is a Key Employee, distribution shall not be made until the six month anniversary of the date of Separation of Service (or, if earlier, his or her date of death). Notwithstanding the foregoing, if the amount scheduled to be distributed is $10,000 or less, payment of the Participant’s Account will be in the form of a single lump sum payable (unless he or she is a Key Employee) as soon as practicable after Separation of Service.

8.2 Installment Payments. If Participant elects a distribution in the form of Installment Payments, the number of installments may be one to 15 annual installments, and each annual installment shall be either (i) a specific dollar amount (not less than $5,000), or (ii) an amount equal to the product of (x) his Benefit attributable to the selected Account for the particular Plan Year of reference on the last Business Day of the Plan Year preceding the Plan Year in which such payment is made, multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is the total number of annual installments (not in excess of 15) originally Elected less the number of installments previously paid.

8.3 Change in Control. Notwithstanding any other provision to the contrary, upon a Change in Control, all Benefits hereunder (including, without limitation, Benefits which are being paid in Installment Payments), shall be distributed to Participants in a Lump Sum as soon as reasonably possible, but not more than 30 days, after such Change in Control unless said Participant is a Key Employee who has a Separation from Service within 30 days of a Change in Control.

8.4 Unforeseeable Emergency. Upon the Committee’s determination in its sole discretion (following written petition by the Participant) that the Participant has suffered an “Unforeseeable Emergency”, the Committee shall distribute to Participant that portion of such Participant’s Benefit as requested by the Participant and approved by the Committee, but in no event shall the Committee approve a distribution which is greater than is necessary to relieve the Unforeseeable Emergency. An “Unforeseeable Emergency” means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either the Participant, the Participant’s spouse (within the meaning of the federal Defense of Marriage Act) or his dependents within the meaning of Code Section 152(a), the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, which the Participant cannot satisfy through available or attainable assets. The amount of the distribution shall not exceed the amount necessary to satisfy the Unforeseeable Emergency plus taxes reasonably anticipated as a result of such distribution.

The Committee shall evaluate the facts and circumstances of each Unforeseeable Emergency request. The Participant shall receive a single lump-sum cash payment of the amount approved by the Committee as soon as possible following the Committee’s approval. If a Participant receives an Unforeseeable Emergency distribution he or she shall be ineligible to Elect a Compensation Deferral Contribution until the six month anniversary of the date of such withdrawal.

8.5 Disability Payments. In the event that a Participant’s employment terminates by reason of his or her Disability, the vested portion of his or her Account shall be distributed as soon as practicable, provided, however, that notwithstanding the foregoing, if the Participant is a Key Employee, the distribution shall not occur earlier than the six month anniversary of the separation.

8.6 Death Benefits. Death benefits shall be paid to a Participant’s Beneficiary, in the event of the Participant’s death prior to the receipt of any payments hereunder, as soon as practicable after the Participant’s death and in the same form in which he would have received then after his death. If a Participant who is receiving installment payments dies prior to the receipt of the final installment, his Beneficiary shall receive the remaining installments at the same time that the Participant would have received them had he survived.

8.7 Special Tax Payment. To the extent permissible under Code Section 409A, if it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Participant), by a final decision of a court of competent jurisdiction (which is not appealed by the Participant), or by counsel to the Company that the value of all or any part of the Participant’s Account is includable in the income of the Participant prior to the actual receipt of such amount, whether pursuant to the constructive receipt doctrine or pursuant to Code Section 409A, the Company or Designated Subsidiary shall make a special payment to such Participant from his or her Account, which shall, to that extent, discharge the Company’s or Designated Subsidiary’s obligations to make distributions to such Participant under the Plan, in an amount equal to such Participant’s estimated federal, state or local income tax liabilities related to such inclusion and to the inclusion in income of such special payment; provided, however, that such special payment shall not exceed the then value of the Participant’s Account.

8.8 Acceleration of Distributions. Except to the extent provided in published Internal Revenue Service guidance, there will be no acceleration of distributions hereunder.

8.9 Modification of Elections. A Participant may delay or, subject to Section 8.8, change the form of distribution hereunder only if (i) the subsequent election does not take effect until 12 months after the date the election is made, and (ii) except in the case of death, Disability or Unforeseeable Emergency, it results in an additional deferral of at least five years.

8.10 Forfeiture Of Non-Vested Amounts. To the extent that any amounts credited to the Participant’s Account are not vested at the time such amounts are otherwise payable under the Plan, such amount shall be forfeited and shall be used to satisfy the Company’s obligation to make contributions under the Plan or pay expenses of the Plan.

Notwithstanding any other provisions of the Plan, the obligation of the Company to distribute the portion of the Participant’s Account balance attributable to vested Employer Contributions, if any, shall cease if the employment of the Participant by the Company or Designated Subsidiary is terminated because of a finding by the Board based upon reasonable evidence presented in writing to the Participant that the Participant engaged in willful misconduct inconsistent with his employment responsibilities, engaged in activity which interferes with the proper performance of his duties or conflicts in any way with the interests of the Employer, or engaged in criminal behavior.

8.11 Source of Distribution. All payments of Benefits shall be in cash from the funds in the Trust (if any) or, in the discretion or the Employer, from the Employer’s funds held outside of the Trust. Nothing contained in the Plan, nor any action taken pursuant to the provisions of the Plan, shall create or be construed to create a fiduciary relationship between the Company, an Employer, Participant, Beneficiary, or Employee or other person. To the extent that any person acquires a right to be paid Benefits, such right shall be no greater than the right of an unsecured general creditor of his Employer.

ARTICLE 9 - DESIGNATION OF BENEFICIARIES

9.1 Designation by Participant. Participant’s written designation which may be done pursuant to procedures established by the Committee of the Company’s Human Resources Department, of one or more persons or entities as his Beneficiary shall operate to designate the Participant’s Beneficiary under the Plan. The last such designation received by the Committee shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

9.2 Lack of Designation. If no Beneficiary designation is in effect at the time of Participant’s death, if no designated Beneficiary survives the Participant or if the otherwise applicable Beneficiary designation conflicts with applicable law, or if all records pertaining to the designation have been lost or destroyed, or if the Beneficiary disclaims the Benefit, the Participant’s estate shall be the Beneficiary. The Committee may direct the Employer or Trustee to retain any unpaid Benefits, until all rights to the unpaid Benefits are determined. Alternatively, the Committee may direct the Employer or Trustee to pay the Benefits into any court of appropriate jurisdiction by way of interpleader. Any such payment shall completely discharge each Employer, the Trustee, and the Committee from any liability under the Plan.

ARTICLE 10 - AMENDMENT AND TERMINATION

The Plan, without cause and without prior notice, may be amended, in whole or in part, by the Company (or, with respect to noneconomic matters, the Committee), provided that no amendment may reduce the amount of a Participant’s Benefit. In the event of a termination of the Plan, all Participants shall become 100% Vested on such date of termination and, notwithstanding any provisions of the Plan to the contrary, the Benefits of all or any such affected Participants may, to the extent permissible under Code Section 409A, be distributed in a Lump Sum as soon as reasonably possible (not to exceed 60 days) following such termination. To the extent that distributions from the Plan cannot be made upon Plan termination, the Plan will be regarded as frozen in the Company’s sole discretion.

ARTICLE 11 - GENERAL PROVISIONS

11.1 No Assignment. The right of any Participant to Benefits shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Article Nine with respect to designations of Beneficiaries. Nothing contained in the Plan shall prevent the Committee from complying with the provisions of a domestic relations order issued by a court of competent jurisdiction, and which directs the payment of benefits otherwise due to Participant to the spouse or children of the Participant including, without limitation, the acceleration of the date of payment. The Committee shall establish reasonable procedures to determine whether a domestic relations order is has been issued by a court of competent jurisdiction. Upon receiving a domestic relations order, the Committee promptly shall notify the Participant of the receipt of the order and the procedures which will be followed with respect thereto. Any payment pursuant to a domestic relations order shall be a full and complete discharge of the Plan, the Trust and all parties thereto, including, without limitation the Employer, the Committee and the Trustee; provided, however, that to the extent possible, any amount payable under the Plan pursuant to a domestic relations order shall be paid from the Savings Plan.

11.2 Incapacity. If the Committee shall find that any person to whom any Benefit is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due shall be paid to the duly appointed guardian, Committee or other legal representative for such person. Any such payment shall be a complete discharge of the liabilities of each Employer, the Trustee and the Committee as to the amount paid.

11.3 Claims Procedure. The Committee will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of the Plan. Any Employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under the Plan by filing written notice with the Committee setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Committee a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Committee delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Committee’s decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Secretary of the Company will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

11.4 No Guaranty of Deferral. While the Company intends that the Plan will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually shall be paid to a Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by Participants in the event it is determined by applicable authorities that such deferral was not accomplished, and each Eligible Individual electing to become a Participant should consult his or her own tax advisor to determine the tax consequences in his or her specific case, and their suitability for participation in the Plan.

11.5 Communications by and Information from, Participant. Each Participant shall file with the Committee such pertinent information concerning himself and his Beneficiary as the Committee may specify, and no Participant or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan, unless such information is properly filed. All Elections, selections, designations, requests, notices, instructions and other communications to the Committee, Company, or Employer required or permitted under the Plan shall be (i) in such form as is prescribed from time to time by the Committee, (ii) shall be (x) mailed by first-class mail, or (y) delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only on actual receipt by the person to be charged at such location. If the Committee notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Committee within one year after such notification, his Benefit will be forfeited and inure to the benefit of the Employer in the manner determined by the Committee. If the Participant or Beneficiary is subsequently located, such Benefit will be restored, but without Earnings being credited subsequent to the date of the forfeiture.

11.6 No Rights Implied. Without limitation, nothing contained in the Plan, nor any modification or amendment to the Plan, nor the creation of any Account on the books of the Company, shall give any Employee or Participant any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

11.7 Communications by Committee or Employer. All notices, statements, reports and other communications from the Committee or the Employer to any person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such person at his or her address last appearing on the records of the most recent Employer. Notwithstanding the foregoing, the Committee or any Employer may communicate with any person required or permitted under the Plan by electronic mail or other electronic transmissions, and Participants shall have internet access to their Account information.

11.8 Interpretations and Adjustments. The Committee is authorized to interpret any provision of the Plan, and to supply any omission or correct any inconsistency, which, in the Committee’s sole discretion, is necessary in order to carry out the intention of the parties, including, without limitation, the deferral of all amounts credited hereunder at the time of reference. To the extent permitted by law, each interpretation of the Plan and each decision on any matter relating to the Plan made by the Board, the Company, or the Committee, within their scope of their authority hereunder, shall be made in their sole discretion and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable, taking into account the cost thereof.

11.9 No Liability for Good Faith Determinations. Neither the Company, the Board, nor the Committee shall be liable for any act, omission, or determination taken or made with respect to the Plan which is not judicially determined to be due to willful misconduct, and members of the Board, and the Committee, shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of willful misconduct) arising therefrom to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance coverage that may from time to time be in effect.

11.10 No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as giving to any Employee the right to be retained in the employ of an Employer or as affecting the right of an Employer to dismiss any Employee at any time, with or without cause.

11.11 Withholding of Taxes. An Employer shall deduct from a Participant’s Salary, or the amount of any payment made pursuant to the Plan, any amounts required to be paid or withheld by the federal government or any state or local government, including, without limitation, any employment taxes to which a deferred amount shall be subject at the time of deferral. By his participation in the Plan, the Participant agrees to all such deductions.

11.12 Waivers. Any waiver of any right granted pursuant to the Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

11.13 Records. Records of the Company, and of the Committee, as to any matters relating to the Plan will be conclusive on all persons and as to all matter covered by such records.

11.14 Securities Laws. The Plan intends to comply with and be exempt under the Securities Act of 1933, as amended. The Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

11.15 Severability. In case any one or more of the provisions contained in the Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in the Plan shall not in any way be affected or impaired.

11.16 Captions and Gender. The captions preceding the Sections and Subsections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular, and the singular shall include the plural.

11.17 Choice of Law. The plan and all rights under the plan shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflict of laws provisions, except to the extent preempted by ERISA.

11.18 Relationship To Other Plans. Any benefits accrued under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement or voluntary pension, profit sharing or other compensation arrangement of the Company or a Designated Subsidiary, whether or not funded, and the Plan shall not affect or impair the rights or obligations of the Company, an Affiliate or the Participant under any other such contract, arrangement or voluntary pension, profit sharing or other compensation plan.

11.19 Transfers from Other Plan or Arrangement. The Plan may accept transfers of funds held pursuant to any other nonqualified deferred compensation plan or arrangement. No such transfer will be accepted by the Committee absent evidence of compliance with Code Section 409A.

11.20 Transfer to Other Plan or Arrangement. To the extent permissible under Code Section 409A, the Company may transfer funds held under the Plan to any other nonqualified deferred compensation plan or arrangement.

11.21 Effective Date and Termination Date. The Plan is effective on the Effective Date and shall terminate on the date no further Benefits are credited hereunder, or on such earlier date as the Plan is terminated pursuant to Article 10.

IN WITNESS WHEREOF, the Company has executed the Plan this 13th day of December, 2004.

AMERICREDIT CORP.

BY:
[Insert Name of Signator]

ITS: